UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2004

CAPITOL CITY BANCSHARES, INC.

(Exact name of Registrant as Specified in its Charter)

GEORGIA	000-25227	58-2452995
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

562 LEE STREET, SW

ATLANTA, GA 30310

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: 404-752-6067

CAPITOL CITY BANCSHARES, INC.

FORM 8-K

ITEM 4.	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

(a)	Previous Independent Accountants.

(i)	On May 18, 2004, the Audit Committee of the Board of Directors of Capitol City Bancshares, Inc. (the “Registrant”) notified Mauldin & Jenkins, LLC that it was being dismissed as the independent accountants of the Registrant. The Audit Committee of the Board of Directors of the Registrant approved the decision to change auditors.

(ii)	The reports of Mauldin & Jenkins, LLC on the financial statements of the Plan for the fiscal years ended December 31, 2003 and 2002, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(iii)	In connection with its audits for the two most recent fiscal years and through May 18, 2004, there were no disagreements with Mauldin & Jenkins, LLC on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of Mauldin & Jenkins, LLC, would have caused them to make reference thereto in their reports on the financial statements for such years.

(iv)	During the two most recent fiscal years and through May 18, 2004, there have been no reportable events (as defined by Regulation S-K Item 304(a)(1)(v)).

(v)	The Registrant has provided Mauldin & Jenkins, LLC with a copy of the foregoing disclosure and has requested that Mauldin & Jenkins, LLC furnish it with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether or not it agrees with the above statements. A copy of the letter from Mauldin & Jenkins, LLC dated June 8, 2004, is filed as Exhibit 16.1 to this Form 8-K.

(b)	New Independent Accountants.

(i)	On May 18, 2004, the Audit Committee of the Board of Directors selected Nichols, Cauley & Associates, LLC as the Registrant’s new independent auditors. Nichols, Cauley & Associates, LLC has been engaged to audit the Registrant’s financial statements for the years ended December 31, 2004, 2005 and 2006.

(ii)	Nichols, Cauley & Associates, LLC had not been consulted by the Registrant during the two most recently completed fiscal years and through May 18, 2004 with regard to either: (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements; and neither a written report was provided to the Registrant or oral advice was provided that Nichols, Cauley & Associates, LLC concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue, or (b) any matters that were either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as that term is defined in 304(a)(1)(v) of Regulation S-K.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

16.1	Letter from Mauldin & Jenkins, LLC to the Securities and Exchange Commission dated June 8, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

CAPITOL CITY BANCSHARES, INC.

By:	/s/ George G. Andrews
George G. Andrews President/CEO

Date: June 7, 2004